Exhibit 99.1

Bioventus Reports Second Quarter Financial Results
•Q2 reported revenue of $153.2 million increased 4%
•Q2 GAAP earnings of $0.47 per diluted share compared to the prior-year period earnings of $0.11 per diluted share
•Non-GAAP earnings* of $0.22 per diluted share compared to $0.21 per diluted share in the prior-year period
•Cash from operations totaled $19.9 million
•Company reaffirms revenue, Adjusted Diluted EPS* and cash from operations guidance for the full year 2026
•Company initiates review of strategic alternatives

DURHAM, NC – August 5, 2026 – Bioventus Inc. (Nasdaq: BVS) (“Bioventus” or the “Company”), a global leader in innovations for active healing, today reported financial results for the three and six months ended June 27, 2026.
"Bioventus continued its positive momentum in the second quarter, with solid performance that positions us well for continued success in the second half of the year,” said Rob Claypoole, Bioventus President and Chief Executive Officer." We remain focused on disciplined execution while continuing to invest in our four growth drivers. We believe this compelling combination will accelerate revenue growth, strengthen profitability and earnings power, and drive significant free cash flow."
“The Bioventus Board of Directors has full confidence in the business and management team and is excited about the future prospects of the Company,” Claypoole continued. “At the same time, in light of the external interest we have received, the Board has formed a committee of independent directors, which has determined it is the right time to initiate a review of strategic alternatives. This decision reflects our steadfast commitment to exploring all opportunities to maximize value for our shareholders.”
Second Quarter 2026 Financial Results
For the second quarter, worldwide revenue of $153.2 million advanced 4%, driven by double-digit growth in Pain Treatments.
Net income attributed to Bioventus Inc. was $33.4 million, compared to $7.5 million in the prior-year period. In addition to higher operating profit driven by an increase in revenue, net income attributable to Bioventus Inc. benefited from the removal of the $24.6 million valuation allowance associated with the Company's deferred tax asset.
Adjusted EBITDA* of $35.3 million advanced 4% from $33.8 million in the prior-year period due to higher revenue growth, which was partially offset by increased investment to fund future growth.
GAAP earnings of $0.47 per diluted share of Class A common stock improved from $0.11 per diluted share in the prior-year period. Non-GAAP earnings of Class A common stock* of $0.22 per diluted share reflects an increase of 5% from $0.21 per diluted share in the prior-year period, driven by improved operating profit and lower interest expense.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Revenue By Business
The following tables represent net sales by business and geographic region for the three months ended June 27, 2026 and June 28, 2025:

	Three Months Ended		Change as Reported		Constant Currency* Change
(in thousands, except for percentage)	June 27, 2026	June 28, 2025	$	%	%
Pain treatments	$81,748	$73,308	$8,440	11.5%	11.3%
Surgical solutions	50,352	52,716	(2,364)	(4.5%)	(4.6%)
Restorative therapies	21,108	21,636	(528)	(2.4%)	(2.5%)
Total net sales	$153,208	$147,660	$5,548	3.8%	3.6%
Pain Treatments: Global revenue of $81.7 million increased 11.5%, reflecting strong volume growth in the Company's Durolane hyaluronic acid therapy along with favorable customer mix relative to the second quarter of 2025.
Surgical Solutions: Global revenue of $50.4 million decreased 4.5%, due to a challenging prior-year comparison, and a shift in timing of certain Ultrasonics capital placements and international orders to the second half of the year.
Restorative Therapies: Global revenue of $21.1 million decreased 2.4% due to a change in customer mix, specifically with Medicare patients, for the EXOGEN Bone Stimulation System in addition to a challenging comparison to the prior year.

	Three Months Ended		Change as Reported		Constant Currency* Change
(in thousands, except for percentage)	June 27, 2026	June 28, 2025	$	%	%
U.S.
Pain Treatments	$72,704	$64,436	$8,268	12.8%	12.8%
Surgical Solutions	43,585	45,747	(2,162)	(4.7%)	(4.7%)
Restorative Therapies	18,176	18,592	(416)	(2.2%)	(2.2%)
Total U.S. net sales	134,465	128,775	5,690	4.4%	4.4%
International
Pain Treatments	9,044	8,872	172	1.9%	0.5%
Surgical Solutions	6,767	6,969	(202)	(2.9%)	(3.7%)
Restorative Therapies	2,932	3,044	(112)	(3.7%)	(4.2%)
Total International net sales	18,743	18,885	(142)	(0.8%)	(1.8%)
Total net sales	$153,208	$147,660	$5,548	3.8%	3.6%
U.S.: Revenue of $134.5 million increased 4.4% driven by Pain Treatments, reflecting strong volume growth in the Company's Durolane hyaluronic acid therapy along with favorable customer mix relative to the second quarter of 2025.
International: Revenue of $18.7 million decreased 0.8%, was essentially unchanged compared to the prior-year period, which was partially attributable to a shift in timing of orders to the second half of the year.
Recent Business Highlights
Bioventus continues to advance its strategic priorities with key achievements, including making a discretionary principal prepayment of $20.0 million on its term loan during the second quarter, funded by strong operating cash flows. The reduction in long-term debt lowers future interest payments and borrowing costs with the improved financial metrics in the Company's credit agreement.

*See below under “Use of Non-GAAP Financial Measures” for more details.

2026 Financial Guidance
Bioventus is reaffirming its 2026 Financial Guidance provided on May 6, 2026. For the twelve months ending December 31, 2026, the Company expects:
•Net sales of $600 million to $610 million. This reflects growth of approximately 6% to 7%.
•Adjusted EPS* of $0.75 to $0.79.
•Cash from Operations of $84 million to $89 million.
The Company does not provide U.S. GAAP financial measures, other than net sales and cash from operations, on a forward-looking basis, because the Company is unable to predict with reasonable certainty the impact and timing of strategic transaction related expenses, accounting fair-value adjustments, and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.
Review of Potential Strategic Alternatives
Following receipt of a recent unsolicited acquisition proposal and multiple other expressions of interest, Bioventus today announced that it has initiated a review of strategic alternatives.
The Bioventus Board of Directors continues to have strong confidence in the Company’s management team and its strategy as a standalone company, and today’s quarterly update demonstrates continued performance and momentum in the business. However, in light of the acquisition proposal and other indications of interest the Company has received, the Board has established a committee of independent directors, which, with the assistance of Evercore as financial advisor and Latham & Watkins as legal counsel, is evaluating a range of strategic options, including but not limited to a sale of the company, or continued execution of the Company’s standalone plan, aimed at maximizing value for shareholders.
The Company has not set a timetable for the completion of strategic alternatives review process and there can be no assurance that the Company’s review will result in any transaction or other strategic outcome. Bioventus does not intend to disclose further developments unless and until it determines that such disclosure is appropriate or necessary.
About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for Pain Treatments, Surgical Solutions and Restorative Therapies. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com and follow the Company on LinkedIn and X. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.
Second Quarter 2026 Earnings Conference Call
Management will host a conference call to discuss the Company’s financial results and provide a business update, with a question and answer session, at 8:30 a.m. Eastern Time on August 5, 2026. Those who would like to participate in the conference call may dial 1-800-715-9871 (Conference ID 8813117) and refer to the Bioventus Inc. Conference Call.
A live webcast of the call and any accompanying materials will also be provided on the investor relations section of the Company's website at https://ir.bioventus.com/.
The webcast will be archived on the Company’s website at https://ir.bioventus.com/ and available for replay until August 4, 2027.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning the review of potential strategic alternatives; the potential outcomes, impact and timing thereof; our business position and operations; our future financial results and liquidity; and expected sales trends, opportunities, market position and growth In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Important factors that may cause actual results to differ materially from current expectations include, among other things: whether the objectives of the Company's strategic alternatives review process will be achieved; the terms, structure, timing, benefits and costs of any strategic transaction; whether any such transaction will be consummated at all; the risk that the strategic alternatives review process and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; the risk that the strategic alternatives review process could divert the attention and time of the Company’s management; the risk of costs or expenses resulting from the strategic alternatives review process; the risk of any litigation relating to the strategic alternatives review process; the risks related to unexpected increases in the volume of rebate claims; the risks related to tariffs and unexpected changes in tariffs, trade barriers and regulatory requirements, export licensing requirements or other restrictive actions by the United States or retaliatory tariffs and other actions taken by foreign governments; the U.S. Food and Drug Administration (“FDA”) regulatory process is expensive, time-consuming and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our products; we may be unable to successfully commercialize newly developed or acquired products or therapies within expected timeframes; if clinical studies of our future product candidates do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere, we will be unable to expand the indications for or commercialize these products; if we fail to properly manage growth or scale our business processes, systems, or data management, our business could suffer; our ability to maintain our competitive position depends on our ability to attract, retain and motivate our senior management team and highly qualified personnel necessary to execute our strategic plans; demand for our products may decrease as a result of healthcare cost-containment and drug pricing initiatives by the federal government, which could negatively impact the commercial success of affected products; we may face issues with respect to the supply of our products or their components due to product quality and regulatory compliance issues, including increased costs, disruptions of supply, shortages, contamination or mislabeling; we might not meet certain of our debt covenants under our 2025 Credit Agreement and might be required to repay our indebtedness on an accelerated basis; there are restrictions on operations and other costs associated with our indebtedness; we might require additional capital to fund our current financial obligations and support business growth; failure to establish and maintain effective financial controls could adversely affect our business and stock price; we might not be able to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; our cash is maintained at financial institutions, often in balance that exceed federally insured limits; we are subject to securities class action litigation and may be subject to similar or other litigation, in the future, which will require significant management time and attention, result in significant legal expenses or costs not covered by our insurers, and may result in unfavorable outcomes; we are highly dependent on a limited number of products; our long-term growth depends on our ability to develop, acquire and commercialize new products, line extensions or expanded indications; demand for our existing portfolio of products and any new products, line extensions or expanded indications depends on the continued and future acceptance of our products by physicians, patients, third-party payers and others in the medical community; the FDA’s reclassification of non-invasive bone growth stimulators, including our EXOGEN system, by the FDA could increase future competition for bone growth stimulators and otherwise adversely affect the Company’s sales of EXOGEN; failure to achieve and maintain adequate levels of coverage and/or reimbursement for our products or future products, the procedures using our products, such as our EXOGEN system in light of the FDA’s reclassification and our hyaluronic acid viscosupplements, or future products we may seek to commercialize; pricing and other competitive factors; governments outside the United States might not provide coverage or reimbursement of our products; we compete and may compete in the future against other companies, some of which have longer operating histories, more established products or greater resources than we do; if our HA products are reclassified from medical devices to drugs in the United States by the FDA, it could negatively impact our ability to market these products and may require that we conduct costly additional clinical studies to support current or future indications for use of those products; our failure to properly manage our anticipated growth and strengthen our brands; risks related to product liability claims; fluctuations in demand for our products; issues relating to the supply of our products or their components due to product quality and regulatory compliance issues, including increased costs, disruptions of supply, shortages, contamination or mislabeling; our reliance on a limited number of third-party manufacturers to manufacture certain of our products; if our facilities are damaged or become inoperable, we will be unable to continue to research, develop and manufacture certain of our products; economic, political, regulatory and other risks related to international sales, manufacturing and operations; failure to maintain contractual relationships; security breaches, unauthorized access to or disclosure of information, cyberattacks, or other incidents, or the perception that confidential information in our or our vendors’ or service providers’ possession or control is not secure; failure of key information technology and communications systems, process or sites; risks related to our future capital needs; failure to comply with extensive governmental regulation relevant to us and our products; we may be subject to enforcement action if we engage in improper claims submission practices and resulting audits or denials of our claims by government agencies could reduce our net sales or profits; unstable political or economic conditions, including due to government shutdowns; legislative or regulatory reforms; our business might experience adverse impacts due to public health outbreaks; risks related to intellectual property matters; the dilution of our Class A common stockholders upon an exchange of the outstanding common membership interests in Bioventus LLC could adversely affect the market price of our Class A common stock and the resale of such shares could cause the market price of our Class A common stock to fall; and the other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2025 as such factors may be updated from time to time in Bioventus’ other filings with the SEC which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at https://ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

BIOVENTUS INC.
Consolidated condensed balance sheets
As of June 27, 2026 and December 31, 2025
(Amounts in thousands, except share amounts) (unaudited)

	June 27, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$29,457	$51,238
Accounts receivable, net	138,406	128,303
Inventory	79,807	82,236
Prepaid and other current assets	9,857	11,065
Total current assets	257,527	272,842
Property and equipment, net	20,527	21,899
Goodwill	7,462	7,462
Intangible assets, net	351,046	368,419
Operating lease assets	4,225	5,122
Deferred tax assets	29,052	5,522
Investment and other assets	3,507	2,293
Total assets	$673,346	$683,559
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,196	$10,928
Accrued liabilities	109,361	130,242
Current portion of long-term debt	18,750	15,000
Other current liabilities	4,144	4,210
Total current liabilities	152,451	160,380
Long-term debt, less current portion	229,702	278,951
Deferred income taxes liabilities	568	433
Other long-term liabilities	13,213	15,348
Total liabilities	395,934	455,112
Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued
Class A common stock, $0.001 par value, 250,000,000 shares authorized as of June 27, 2026 and December 31, 2025, 68,211,818 and 67,097,716 shares issued and outstanding as of June 27, 2026 and December 31, 2025, respectively	68	67
Class B common stock, $0.001 par value, 50,000,000 shares authorized, 15,786,737 shares issued and outstanding as of June 27, 2026 and December 31, 2025	16	16
Additional paid-in capital	527,925	520,851
Accumulated deficit	(298,375)	(334,929)
Accumulated other comprehensive loss	(1,328)	(1,900)
Total stockholders’ equity attributable to Bioventus Inc.	228,306	184,105
Noncontrolling interest	49,106	44,342
Total stockholders’ equity	277,412	228,447
Total liabilities and stockholders’ equity	$673,346	$683,559

BIOVENTUS INC.
Consolidated condensed statements of operations and comprehensive income
(Amounts in thousands, except share and per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Net sales	$153,208	$147,660	$285,297	$271,536
Cost of sales (including depreciation and amortization of $9,893, $10,603, $19,980 and $20,868, respectively)	47,542	45,570	88,862	86,390
Gross profit	105,666	102,090	196,435	185,146
Selling, general and administrative expense	82,740	79,110	161,065	152,612
Research and development expense	3,173	3,172	5,640	6,183
Restructuring costs	(415)	—	39	—
Depreciation and amortization	1,041	1,439	2,148	3,032
Loss on disposals	—	1	—	82
Operating income	19,127	18,368	27,543	23,237
Interest expense, net	4,068	7,494	8,394	15,003
Other (income) expense	(249)	561	(676)	1,338
Other expense	3,819	8,055	7,718	16,341
Income before income taxes	15,308	10,313	19,825	6,896
Income tax (benefit) expense, net	(20,897)	1,041	(20,326)	946
Net income	36,205	9,272	40,151	5,950
Income attributable to noncontrolling interest	(2,764)	(1,813)	(3,597)	(1,128)
Net income attributable to Bioventus Inc.	$33,441	$7,459	$36,554	$4,822

Income per share of Class A common stock:
Basic	$0.49	$0.11	$0.54	$0.07
Diluted	$0.47	$0.11	$0.52	$0.07

Weighted-average shares of Class A common stock outstanding:
Basic	67,869,148	66,500,433	67,589,178	66,258,679
Diluted	70,838,486	68,536,759	70,429,825	68,765,591

BIOVENTUS INC.
Consolidated condensed statements of cash flows
(Amounts in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Operating activities:
Net income	$36,205	$9,272	$40,151	$5,950
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	10,945	12,049	22,150	23,914
Equity-based compensation	5,041	3,643	8,305	6,057
Deferred income taxes	(22,289)	44	(22,154)	87
Unrealized loss (gain) on foreign currency fluctuations	54	(123)	108	(365)
Loss on disposals	—	1	—	82
Other, net	85	575	590	1,606
Changes in working capital	(10,168)	477	(20,343)	(30,724)
Net cash from operating activities	19,873	25,938	28,807	6,607
Investing activities:
Settlement from the sale of a business	—	(686)	—	(686)
Purchase of property and equipment	(960)	(683)	(1,534)	(1,509)
Purchases of equity securities	(1,500)	—	(1,500)	—
Net cash from investing activities	(2,460)	(1,369)	(3,034)	(2,195)
Financing activities:
Proceeds from issuance of Class A common stock	853	1,317	973	1,467
Tax withholdings on equity-based compensation	(294)	—	(1,338)	—
Payment of contingent consideration	—	(10,771)	—	(19,771)
Borrowing on revolver	—	—	—	15,000
Payment on revolver	—	(5,000)	—	(10,000)
Payments on long-term debt	(23,750)	—	(45,750)	—
Other, net	(241)	(209)	(461)	(412)
Net cash from financing activities	(23,432)	(14,663)	(46,576)	(13,716)
Effect of exchange rate changes on cash	(370)	202	(978)	632
Net change in cash and cash equivalents	(6,389)	10,108	(21,781)	(8,672)
Cash and cash equivalents at the beginning of the period	35,846	22,802	51,238	41,582
Cash and cash equivalents at the end of the period	$29,457	$32,910	$29,457	$32,910

Use of Non-GAAP Financial Measures
Organic Revenue Growth
The Company defines the term “organic revenue” as revenue in the stated period excluding the impact from business acquisitions and divestitures. The Company uses the related term “organic revenue growth” or "organic growth" to refer to the financial performance metric of comparing the stated period's organic revenue with the comparable reported revenue of the corresponding period in the prior-year. The Company believes that these non-GAAP financial measures, when taken together with GAAP financial measures, allow the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of acquisitions and divestitures because these activities can have a significant impact on the Company's reported results, which the Company believes makes comparisons of long-term performance trends difficult for management and investors.
Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Adjusted Earnings per Share of Class A Common Stock
We present Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP (or Adjusted) Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Adjusted Earnings per Share of Class A common stock, all non-GAAP financial measures, to supplement our GAAP financial reporting because we believe these measures are useful indicators of our operating performance.
We define Adjusted EBITDA as net income before depreciation and amortization, provision of income taxes and interest expense, net, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include strategic transaction costs, such as acquisition and divestiture related costs, certain shareholder litigation costs, impairment of assets, restructuring costs, equity-based compensation expense, debt refinancing, loss on extinguishment of debt and other items. See the table below for a reconciliation of Net Income to Adjusted EBITDA. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to our investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.
Our management uses Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin and Non-GAAP Net Income principally as measures of our operating performance and believes that these non-GAAP financial measures are useful to better understand the long term performance of our core business and to facilitate comparison of our results to those of peer companies. Our management also uses these non-GAAP financial measures for planning purposes, including the preparation of our annual operating budget and financial projections.
We define Non-GAAP Gross Profit as gross profit, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold and strategic transaction costs, such as acquisition and divestiture related costs in the cost of goods sold. We define Non-GAAP Gross Margin as Non-GAAP Gross Profit divided by net sales. See the table below for a reconciliation of gross profit and gross margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin.
We define Non-GAAP Operating Income as operating income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, strategic transaction costs, such as acquisition and divestiture related costs, certain shareholder litigation costs, impairment of assets, restructuring costs, debt refinancing and other items. Non-GAAP Operating Margin is defined as Non-GAAP Operating Income divided by net sales. See the table below for a reconciliation of operating income and operating margin to Non-GAAP Operating Income and Non-GAAP Operating Margin.
*See “Use of Non-GAAP Financial Measures” for more details.

We define Non-GAAP Operating Expenses as operating expenses, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, strategic transaction costs, such as acquisition and divestiture related costs, certain shareholder litigation costs, impairment of assets, restructuring costs, debt refinancing and other items. See the table below for a reconciliation of operating expenses to Non-GAAP Operating Expenses.
We define Non-GAAP R&D as research and development, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, strategic transaction costs, such as acquisition and divestiture related costs, restructuring costs, and other items. See the table below for a reconciliation of operating expenses to Non-GAAP R&D.
We define Non-GAAP Net Income as Net Income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, strategic transaction costs, such as acquisition and divestiture related costs, certain shareholder litigation costs, restructuring costs, impairment of assets, debt refinancing, loss on extinguishment of debt, other items, the tax effect of adjusting items and discrete tax items. Discrete tax items include the tax impact related to significant transactions that are not part of our ongoing operating performance, and current and deferred income tax expense commensurate with Non-GAAP Net Income. See the table below for a reconciliation of Net Income to Non-GAAP Net Income.
We define Adjusted Earnings per Class A share as Earnings per Class A share, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, strategic transaction costs, such as acquisition and divestiture related costs, certain shareholder litigation costs, restructuring costs, impairment of assets, debt refinancing, loss on extinguishment of debt, other items, and the tax effect of adjusting items divided by weighted average number of shares of Class A common stock outstanding during the period. We also modify Adjusted Earnings per Class A share for discrete tax items as discussed above. These discrete tax items are recorded at the Bioventus Inc. parent company level and therefore are not adjusted to remove the impact of noncontrolling interest. See the table below for a reconciliation of loss per Class A share to Non-GAAP Earnings per Class A share.
Net Sales, International Net Sales Growth and Constant Currency Basis
Net Sales, International Net Sales Growth and Constant Currency Basis are non-GAAP measures, which are calculated by translating current and prior-year results at the same foreign currency exchange rate. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to facilitate the comparison of sales in foreign currencies to prior periods and analyze net sales performance without the impact of changes in foreign currency exchange rates.
Limitations of the Usefulness of Non-GAAP Measures
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for, or as superior to, the financial information prepared and presented in accordance with GAAP. These measures might exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. Additionally, other companies might define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures provided in this press release, including in the tables below, to their most directly comparable GAAP measures. Additionally, the Company does not provide GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the impact and timing of strategic transaction related expenses, accounting fair-value adjustments and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.
*See “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Net Income to Adjusted EBITDA (unaudited)

	Three Months Ended		Six Months Ended		Twelve Months Ended
($, thousands)	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025	December 31, 2025
Net income	$36,205	$9,272	$40,151	$5,950	$27,274
Interest expense, net	4,068	7,494	8,394	15,003	26,486
Income tax (benefit) expense, net	(20,897)	1,041	(20,326)	946	(1,565)
Depreciation and amortization(a)	10,945	12,049	22,150	23,914	47,011
Restructuring costs(b)	(415)	—	39	—	2,235
Equity compensation(c)	5,041	3,643	8,305	6,057	12,673
Shareholder litigation costs(d)	22	13	41	36	51
Debt refinancing(e)	2	172	2	172	902
Loss on extinguishment(f)	—	—	—	—	326
Loss on disposals(g)	—	1	—	82	81
Other items(h)	292	66	422	803	803
Adjusted EBITDA	$35,263	$33,751	$59,178	$52,963	$116,277
(a)Includes for the three and six months ended June 27, 2026 and June 28, 2025, respectively, depreciation and amortization of $9.9 million, $10.6 million, $20.0 million, $20.9 million in cost of sales and $1.1 million, $1.4 million, $2.2 million, $3.0 million in operating expenses presented in the consolidated condensed statements of operations and comprehensive income.
The year ended December 31, 2025 includes depreciation and amortization of $41.3 million in cost of sales and $5.7 million in operating expenses.
(b)Restructuring costs primarily resulted from severance associated with the elimination of certain positions and the consolidation of certain administrative functions and roles, as well as reversals resulting from severance contract cancellations.
(c)Includes compensation expense resulting from awards granted under our equity-based compensation plans.
(d)Costs incurred as a result of certain shareholder litigation unrelated to our ongoing operations.
(e)Consisted of third-party fees associated with our 2025 Credit Agreement.
(f)Losses recognized in connection with the refinancing of long-term debt.
(g)Represents the loss on the disposal of the Advanced Rehabilitation Business.
(h)Other items during the three and six months ended June 27, 2026 primarily consisted of strategic transaction costs.
Other items during the three months ended June 28, 2025 consisted of individually immaterial items that are not indicative of the Company’s ongoing operating performance. Other items during six months ended June 28, 2025 primarily consisted of $0.5 million of expenses related to the divestiture of the Advanced Rehabilitation Business, which was completed on December 31, 2024.
During the year ended December 31, 2025, other items primarily consisted of $0.5 million of expenses related to the divestiture of the Advanced Rehabilitation Business, which was completed on December 31, 2024.
*See “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Other Reported GAAP Measures to Non-GAAP Measures

Three Months Ended June 27, 2026	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Income	Diluted EPS(j)
Reported GAAP measure	$105,666	$83,366	$3,173	$19,127	$36,205	$0.47
Reported GAAP margin	69.0%			12.5%
Depreciation and amortization(b)	9,893	1,041	11	10,945	10,945	0.13
Restructuring costs(c)	—	(415)	—	(415)	(415)	—
Shareholder litigation costs(d)	—	22	—	22	22	—
Debt refinancing(f)	—	2	—	2	2	—
Other items(g)	—	314	—	314	292	—
Tax effect of adjusting items(h)	—	—	—	—	(2,722)	(0.03)
Valuation allowance and tax adjustments(i)	—	—	—	—	(24,639)	(0.35)
Non-GAAP measure	$115,559	$82,402	$3,162	$29,995	$19,690	$0.22
Non-GAAP margin	75.4%			19.6%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net income	Adjusted EPS

Three Months Ended June 28, 2025	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Income	Diluted EPS(j)
Reported GAAP measure	$102,090	$80,550	$3,172	$18,368	$9,272	$0.11
Reported GAAP margin	69.1%			12.4%
Depreciation and amortization(b)	10,603	1,439	7	12,049	12,049	0.14
Shareholder litigation costs(d)	—	13	—	13	13	—
Loss on disposal of a business(e)	—	1	—	1	1	—
Debt refinancing(f)	—	172	—	172	172	—
Other items(g)	—	(47)	89	42	66	—
Tax effect of adjusting items(h)	—	—	—	—	(3,088)	(0.04)
Non-GAAP measure	$112,693	$78,972	$3,076	$30,645	$18,485	$0.21
Non-GAAP margin	76.3%			20.8%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net income	Adjusted EPS

Six Months Ended June 27, 2026	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Income	Diluted EPS(j)
Reported GAAP measure	$196,435	$163,252	$5,640	$27,543	$40,151	$0.52
Reported GAAP margin	68.9%			9.7%
Depreciation and amortization(b)	19,980	2,148	22	22,150	22,150	0.26
Restructuring costs(c)	—	39	—	39	39	—
Shareholder litigation costs(d)	—	41	—	41	41	—
Debt refinancing(f)	—	2	—	2	2	—
Other items(g)	—	498	—	498	422	—
Tax effect of adjusting items(h)	—	—	—	—	(5,686)	(0.07)
Valuation allowance and tax adjustments(i)	—	—	—	—	(24,639)	(0.35)
Non-GAAP measure	$216,415	$160,524	$5,618	$50,273	$32,480	$0.36
Non-GAAP margin	75.9%			17.6%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS

*See “Use of Non-GAAP Financial Measures” for more details.

Six Months Ended June 28, 2025	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Income	Diluted EPS(j)
Reported GAAP measure	$185,146	$155,726	$6,183	$23,237	$5,950	$0.07
Reported GAAP margin	68.2%			8.6%
Depreciation and amortization(b)	20,868	3,032	14	23,914	23,914	0.28
Shareholder litigation costs(d)	—	36	—	36	36	—
Loss on disposal of a business(e)	—	82	—	82	82	—
Debt refinancing(f)	—	172	—	172	172	—
Other items(g)	—	745	158	903	803	0.01
Tax effect of adjusting items(h)	—	—	—	—	(6,277)	(0.07)
Non-GAAP measure	$206,014	$151,659	$6,011	$48,344	$24,680	$0.29
Non-GAAP margin	75.9%			17.8%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS
(a)The "Reported GAAP Measure" under the "Operating Expenses" column is a sum of all GAAP operating expense line items, excluding research and development.
(b)Includes for the three and six months ended June 27, 2026 and June 28, 2025, respectively, depreciation and amortization of $9.9 million, $10.6 million, $20.0 million, $20.9 million in cost of sales and $1.1 million, $1.4 million, $2.2 million, $3.0 million in operating expenses presented in the consolidated condensed statements of operations and comprehensive income.
(c)Restructuring costs primarily resulted from severance associated with the elimination of certain positions and the consolidation of certain administrative functions and roles, as well as reversals resulting from severance contract cancellations.
(d)Costs incurred as a result of certain shareholder litigation unrelated to our ongoing operations.
(e)Represents the loss on disposal of the Advanced Rehabilitation Business.
(f)Consisted of third-party fees associated with our 2025 Credit Agreement.
(g)Other items include charges associated with strategic transactions, such as potential acquisitions or divestitures, as well as costs related to a transformative project aimed at redesigning the Company's systems and information processing infrastructure.
Other items during the six months ended June 27, 2026 primarily consisted of strategic transaction costs.
Other items during the three months ended June 28, 2025 consisted of individually immaterial items that are not indicative of the Company’s ongoing operating performance. Other items during the six months ended June 28, 2025, primarily consisted of $0.5 million of expenses related to the divestiture of the Advanced Rehabilitation Business, which was completed on December 31, 2024.
(h)An estimated tax impact for adjustments to Non-GAAP Net Income was calculated by applying a rate of 25.1% for the three and six months ended June 27, 2026 and June 28, 2025.
(i)Valuation allowance and tax adjustments for the three and six months ended June 27, 2026 include the removal of $24.6 million, of which $21.8 million relates to discrete tax adjustments and $2.8 million relates to non-discrete items, both associated with changes in the deferred tax valuation allowance that are not commensurate with Non-GAAP Net Income* and Adjusted EPS*. These adjustments are recorded at the Bioventus Inc. parent company level and are therefore not adjusted to remove the impact of noncontrolling interest.
(j)Adjustments are pro-rated to exclude the weighted average non-controlling interest ownership of 18.8% and 19.1%, respectively, for the three and six months ended June 27, 2026 and June 28, 2025.

Investor Inquiries and Media:
Dave Crawford
Bioventus
investor.relations@bioventus.com

Joele Frank, Wilkinson Brimmer Katcher:
Kelly Sullivan / Kara Brickman
1-212-355-4449